Exhibit 99


                 Symbion, Inc. Announces Second Quarter Results


     NASHVILLE, Tenn.--(BUSINESS WIRE)--July 26, 2006--Highlights for Second Quarter 2006 Compared with Second Quarter 2005:

     --   Revenues increased 21%;

     --   Same store net patient service revenues increased 7%; and

     -- Earnings per diluted share increased to $0.27, including the impact of $0.04 of non-recurring items.

     Symbion, Inc. (NASDAQ:SMBI), an owner and operator of short stay surgery facilities, announced today results for the second quarter and six months ended June 30, 2006.
     For the second quarter ended June 30, 2006, revenues increased 21% to $78.2 million compared with $64.7 million for the second quarter ended June 30, 2005. Net income for the second quarter of 2006 increased 20% to $5.9 million compared with $4.9 million for the second quarter of 2005. Net income of $5.9 million includes the impact of $642,000 of non-cash stock option compensation expense recorded in accordance with the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment." Earnings per diluted share for the second quarter of 2006 increased 23% to $0.27, including the impact of $0.03 per diluted share related to the Company's non-cash stock option compensation expense, compared with earnings per diluted share of $0.22 for the second quarter of 2005. The Company adopted SFAS No. 123(R) on January 1, 2006, therefore no expense was recorded during 2005 related to the Company's non-cash stock option compensation. The $0.27 earnings per diluted share includes $0.03 related to a gain on the sale of assets and $0.01 related to an adjustment to depreciation expense based on a change in depreciation estimates at certain of the Company's newly acquired surgery centers. EBITDA increased 20% to $14.3 million for the second quarter of 2006, including $1.1 million related to the Company's non-cash stock option compensation expense, compared with $11.9 million for the second quarter of 2005. Same store net patient service revenues for the second quarter of 2006 increased 7% compared with the same period in 2005. At June 30, 2006, the Company's outstanding indebtedness was $122.6 million with a ratio of debt to total capitalization of 31%.
     For the six months ended June 30, 2006, revenues increased 19% to $151.0 million compared with $126.8 million for the first half of 2005. Net income for the first half of 2006 increased 13% to $10.5 million compared with $9.3 million for the first half of 2005. Net income of $10.5 million includes the impact of $1.3 million of non-cash stock option compensation expense. Earnings per diluted share for the six months ended June 30, 2006, increased 14% to $0.48, including the impact of $0.06 per diluted share related to the Company's non-cash stock option compensation expense, compared with $0.42 for the six months ended June 30, 2005. The $0.48 earnings per diluted share includes $0.04 related to non-recurring gains recorded during the first and second quarters and $0.01 related to an adjustment to depreciation expense based on a change in depreciation estimates at certain of the Company's newly acquired surgery centers. EBITDA increased 16% to $27.0 million for the first half of 2006 compared with $23.2 million for the same period in 2005. Same store net patient service revenue for the first half of 2006 increased 6% compared with the same period in 2005.
     Commenting on the second quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "The Company's continued focus and execution of its business strategies have resulted in a healthy first half of 2006 and will provide a sound foundation for the remainder of the year. We continue to see a compelling development pipeline, and we are pleased with the opportunities available to increase our presence in existing and new markets."
     The Company raised its previously announced 2006 guidance for revenues of $300 million to $305 million to a range of $303 million to $308 million. The Company confirmed its guidance for 2006 of earnings per diluted share in the range of $0.88 to $0.91, which includes the estimated expense of $0.11 per diluted share from the Company's implementation on January 1, 2006, of SFAS No. 123(R). The Company continues to anticipate same store net patient service revenue growth of 5% to 8% over 2005. The Company's guidance includes previously announced 2006 acquisitions.
     In closing, Mr. Francis added, "We are very pleased with our progress in the first half of this year, and we are committed to continuing our focus on the fundamentals of our business. We believe our operating strategy is sound and that these strategies ultimately benefit our physicians and their patients. We strongly believe that we are in a very promising segment of the health care services sector, which will continue to benefit from technological advances, patient and physician preference and demographic trends."
     The live broadcast of Symbion's second quarter 2006 conference call will begin at 10:00 a.m. Eastern Time on July 27, 2006. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.earnings.com.

     Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of 62 short stay surgery facilities in 23 states. The Company's facilities provide non-emergency surgical procedures across many specialties.

     This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that management believes may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations, including health care regulations, corporate governance laws and financial reporting standards; (vii) risks related to the Deficit Reduction Act of 2005 and future legislation, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to physician self-referral laws that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources;
(ix) the Company's significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in certain states; (xii) the Company's dependence on its senior management; (xiii) the Company's ability to enhance operating efficiencies at its surgery centers; and (xiv) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


                                  SYMBION, INC.
            Unaudited Condensed Consolidated Statement of Operations
                    (in thousands, except per share amounts)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------  ------------------
                                 2006      2005      2006      2005
                               --------  --------  --------  --------

Revenues                        $78,181   $64,653  $150,950  $126,832
Operating expenses:
 Salaries and benefits,
  includes non-cash stock
  option compensation expense    20,583    15,851    40,089    31,859
 Supplies                        15,359    11,802    29,285    23,255
 Professional and medical fees    4,357     3,487     7,721     6,806
 Rent and lease expense           4,887     4,077     9,604     7,907
 Other operating expenses         5,626     5,035    10,546     9,623
                               --------  --------  --------  --------
   Cost of revenues              50,812    40,252    97,245    79,450
 General and administrative
  expense, includes non-cash
  stock option compensation
  expense                         6,505     5,904    13,043    11,308
 Depreciation and amortization    2,921     3,114     6,666     6,260
 Provision for
  doubtful accounts                 825     1,068     1,468     1,782
 Income on equity investments      (728)     (325)     (973)     (609)
 Impairment and loss
  on disposal of
  long-lived assets                 528       745       567       856
 Gain on sale of
  long-lived assets              (1,652)     (782)   (1,652)   (1,027)
 Proceeds from
  insurance settlement             --        --        (410)     --
 Proceeds from
  litigation settlement            --        --        (588)     --
                               --------  --------  --------  --------
   Total operating expenses      59,211    49,976   115,366    98,020
                               --------  --------  --------  --------
Operating income                 18,970    14,677    35,584    28,812
 Minority interests in income
  of consolidated subsidiaries   (7,551)   (5,863)  (15,226)  (11,832)
 Interest expense, net           (1,822)     (880)   (3,319)   (1,914)
                               --------  --------  --------  --------
Income before income taxes        9,597     7,934    17,039    15,066
Provision for income taxes        3,695     3,054     6,560     5,800
                               --------  --------  --------  --------
Net income                       $5,902    $4,880   $10,479    $9,266
                               ========  ========  ========  ========

Net income per share:
 Basic                            $0.27     $0.23     $0.49     $0.44
                               ========  ========  ========  ========
 Diluted                          $0.27     $0.22     $0.48     $0.42
                               ========  ========  ========  ========

Weighted average number of
 common shares outstanding
 and common equivalent shares:
  Basic                          21,507    21,269    21,484    21,195
  Diluted                        21,922    22,000    21,987    21,871

                             SYMBION, INC.
                 Condensed Consolidated Balance Sheets
                        (dollars in thousands)

                                                   June 30,  Dec. 31,
                                                     2006      2005
                                                   --------  --------
                                                 (Unaudited) (Audited)
                                ASSETS

Current assets:
 Cash and cash equivalents                          $33,174   $28,434
 Accounts receivable, less allowance
  for doubtful accounts                              35,212    32,487
 Inventories                                          7,918     7,572
 Prepaid expenses and other current assets            7,988     8,002
                                                   --------  --------
   Total current assets                              84,292    76,495
Property and equipment, net of
 accumulated depreciation                            76,586    73,410
Goodwill                                            293,586   268,312
Other intangible assets, net                           --         650
Investments in and advances to affiliates            13,981    13,770
Other assets                                          4,487     3,741
                                                   --------  --------

Total assets                                       $472,932  $436,378
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                    $5,469    $6,727
 Accrued payroll and benefits                         8,324     8,680
 Other accrued expenses                              10,075    10,957
 Current maturities of long-term debt                 1,369     1,347
                                                   --------  --------
   Total current liabilities                         25,237    27,711
Long-term debt, less current maturities             121,236   101,969
Other liabilities                                    20,153    17,845
Minority interests                                   31,480    28,795
Total stockholders' equity                          274,826   260,058
                                                   --------  --------

Total liabilities and stockholders' equity         $472,932  $436,378
                                                   ========  ========

                             SYMBION, INC.
                      Supplemental Operating Data
      (dollars in thousands, except per case and per share data)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------  ------------------
                                 2006      2005      2006      2005
                               --------  --------  --------  --------
Same store statistics (1):
Cases                            59,864    57,472   116,407   111,963
Cases percentage growth             4.2%      N/A       4.0%      N/A
Net patient service
 revenue per case                $1,202    $1,168    $1,193    $1,166
Net patient service revenue
 per case percentage growth         2.9%      N/A       2.3%      N/A
Number of same store
 surgery centers                     46       N/A        44       N/A

Consolidated Statistics:
Cases                            60,378    52,413   117,050   102,826
Cases percentage growth            15.2%      N/A      13.8%      N/A
Net patient service
 revenue per case                $1,224    $1,176    $1,219    $1,174
Net patient service revenue
 per case percentage growth         4.1%      N/A       3.8%      N/A
Number of surgery centers
 operated as of end
 of period (2)                       62        56        62        56
Number of states in which
 the Company operates
 surgery centers                     23        21        23        21

Revenues:
Net patient service revenues    $73,914   $61,609  $142,725  $120,666
Physician service revenues        1,121     1,100     2,261     2,144
Other service revenues            3,146     1,944     5,964     4,022
                               --------  --------  --------  --------
Total revenues                  $78,181   $64,653  $150,950  $126,832
                               ========  ========  ========  ========

Cash flow information:
Net cash provided by
 operating activities            $9,542    $8,924   $16,276   $15,632
Net cash used in
 investing activities           (17,616)   (4,273)  (32,666)  (12,712)
Net cash provided by (used in)
 financing activities            14,208    (3,319)   21,130    (1,185)

Other information:
EBITDA, (3) includes
 non-cash stock option
 compensation expense           $14,340   $11,928   $27,024   $23,240

(1) For purposes of this release, the Company defines same store facilities as those centers that the Company owned an interest in and managed throughout each of the respective periods shown. The Company has also included the results of a surgery center in which it owns an interest that opened during the first quarter of 2006 within the market served by another surgery center in which the Company owns an interest. The definition of same store facilities includes non-consolidated centers and allows for comparability to other companies in the industry.

(2) This data includes nine surgery centers that the Company managed but in which it did not have an ownership interest.

(3) When the Company uses the term "EBITDA", it is referring to net income plus (a) income tax expense, (b) interest expense, net and
     (c) depreciation and amortization. The Company's calculation of EBITDA is after minority interest expense. Minority interest expense represents the interests of third parties, such as physicians, hospitals and other health care providers, that own interests in surgery centers that the Company consolidates for financial reporting purposes. The Company's operating strategy involves sharing ownership of its surgery centers with physicians, physician groups and hospitals, and these third parties own an interest in all but one of the Company's centers. The Company believes that it is helpful to investors to present EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests.

     The Company uses EBITDA as a measure of liquidity. The Company has included it because the Company believes that it provides investors with additional information about the Company's ability to incur and service debt and make capital expenditures. The Company also uses EBITDA, with some variation in the calculation, to determine compliance with some of the covenants under the Company's senior credit facility, as well as to determine the interest rate and commitment fee payable under the senior credit facility. EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of EBITDA is not comparable to the EBITDA measure the Company has used in certain prior periods but is consistent with the measure EBITDA less minority interests previously reported. The Company's calculation of EBITDA may not be comparable to similarly titled measures reported by other companies.

     The following table reconciles EBITDA to net cash provided by operating activities:

                               Three Months Ended   Six Months Ended
     (in thousands)                 June 30,             June 30,
                               ------------------  ------------------
                                 2006     2005       2006      2005
                               --------  --------  --------  --------
    EBITDA                      $14,340   $11,928   $27,024   $23,240
     Depreciation and
      amortization               (2,921)   (3,114)   (6,666)   (6,260)
     Interest expense, net       (1,822)     (880)   (3,319)   (1,914)
     Income taxes                (3,695)   (3,054)   (6,560)   (5,800)
                               --------  --------  --------  --------
    Net income                    5,902     4,880    10,479     9,266
     Depreciation and
      amortization                2,921     3,114     6,666     6,260
     Non-cash compensation
      expense                     1,082      --       2,174      --
     Non-cash gains and losses     (509)      (37)   (1,085)     (171)
     Minority interests in
      income of consolidated
      subsidiaries                7,551     5,863    15,226    11,832
     Income taxes                 3,695     3,054     6,560     5,800
     Distributions to
      minority partners          (6,718)   (5,223)  (12,790)   (9,956)
     Income on equity
      investments                  (728)     (325)     (973)     (609)
     Provision for
      doubtful accounts             825     1,068     1,468     1,782
     Changes in operating
      assets and liabilities,
      net of effects of
      acquisitions and
      dispositions:
       Accounts receivable       (1,956)   (1,720)   (2,617)   (2,135)
       Other assets and
        liabilities              (2,523)   (1,750)   (8,832)   (6,437)
                               --------  --------  --------  --------
    Net cash provided by
     operating activities        $9,542    $8,924   $16,276   $15,632
                               ========  ========  ========  ========


    CONTACT: Symbion, Inc.
             Kenneth C. Mitchell, 615-234-5904